Exhibit 10.9(a)

Schedule identifying agreements substantially identical to the form of the indemnification agreement filed as Exhibit 10.9 hereto

Indemnitee	Date of Agreement
Charles Cherington	April 14, 2021
George P. Denny III	April 14, 2021
Howard J. Federoff	April 20, 2021
Luba Greenwood	April 14, 2021
Ronald Guido	April 14, 2021
Lynn Sadowski Mason	April 15, 2021
Yiannis Monovoukas	April 14, 2021
Nicholas Singer	April 14, 2021